Exhibit 5.1

PROCOPIO 12544 High Bluff Drive Suite 400 San Diego, CA 92130 T. 858.720.6300 F. 619.235.0398

DEL MAR HEIGHTS LAS VEGAS ORANGE COUNTY PHOENIX SAN DIEGO SILICON VALLEY WASHINGTON DC

February 1, 2023

Tivic Health Systems, Inc.

25821 Industrial Blvd., Suite 100

Hayward, CA 94545

Re:	Registration Statement on Form S-1 (No. 333-268010)

Ladies and Gentlemen:

We have acted as special counsel to Tivic Health Systems, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (“Commission”), pursuant to the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-1 (Registration No. 333-268010) (as amended, the “Registration Statement”) relating to the registration by the Company of securities of the Company, consisting of (i) (a) 8,214,285 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and (b) pre-funded warrants to purchase 8,214,285 shares of Common Stock (“Pre-Funded Warrants”), all including Shares and Pre-Funded Warrants for which the Representative (as defined below) has been granted an over-allotment option; (ii) representative’s warrants to purchase up to 410,714 shares of Common Stock (“Representative’s Warrants”), which is equal to 5% of the aggregate Shares and Pre-Funded Warrants that may be sold in the offering, to be issued to the Representative (as defined below) of the several Underwriters (as defined below) as additional compensation pursuant to the Underwriting Agreement (as defined below); and (iii) an aggregate of 8,624,999 shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”) and Representative’s Warrants (the “Representative’s Warrant Shares”). The Shares, Pre-Funded Warrants, Pre-Funded Warrant Shares, Representative’s Warrants and Representative’s Warrant Shares are collectively referred to as the “Securities.”

The Securities are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and ThinkEquity LLC, as representative (the “Representative”) of the several underwriters named therein (the “Underwriters”), the form of which has been or will be filed as Exhibit 1.1 to the Registration Statement.

Tivic Health Systems, Inc.

February 1, 2023

The terms “Shares,” “Pre-Funded Warrants,” “Pre-Funded Warrant Shares,” “Representative’s Warrants,” and “Representative’s Warrant Shares” shall include any additional securities registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the sale of the Shares, Pre-Funded Warrants, Pre-Funded Warrant Shares, Representative’s Warrants and Representative’s Warrant Shares.

In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto will have become effective and the Securities will be sold in the manner described in the Registration Statement and the Prospectus relating thereto.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In rendering the opinions expressed below, we have assumed without verification (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of such copies, and (v) that all records and other information made available to us by the Company on which we have relied are true and complete in all material respects.

We have further assumed that the Securities will be issued and sold in the manner stated in the Registration Statement and in compliance with the applicable provisions of the Act and the rules and regulations of the Commission thereunder, and the securities or blue sky laws of the various states.

The opinions expressed herein are limited to (i) the General Corporation Law of the State of Delaware and (ii) those Federal securities laws, rules, and regulations of the United States of America, which, in our experience, without having made any special investigation as to the applicability of any specific law, rule, or regulation, are typically applicable to transactions of the nature contemplated in this letter. We express no opinion with respect to the laws of any other jurisdiction, any other laws of the State of Delaware, or the statutes, administrative decisions, rules, regulations and requirements of any county, municipality, subdivision or local authority of any jurisdiction.

Various issues concerning the laws of the State of New York, including with respect to the sale and issuance of the Pre-Funded Warrants and Representative’s Warrants, are addressed in the opinion of Carter Ledyard & Milburn LLP, separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.

The issuance and sale of the Shares have been duly authorized by all necessary corporate action of the Company, and when the Shares have been duly issued, sold and delivered by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement and Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

2.

The issuance and sale of the Pre-Funded Warrant Shares have been duly authorized by all necessary corporate action of the Company, and when the Pre-Funded Warrant Shares have been duly issued and delivered by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Pre-Funded Warrants and in accordance with the terms thereof, the Pre-Funded Warrant Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

Tivic Health Systems, Inc.

February 1, 2023

3.

The issuance and sale of the Representative’s Warrant Shares have been duly authorized by all necessary corporate action of the Company, and when the Representative’s Warrant Shares have been duly issued and delivered by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Representative’s Warrants and in accordance with the terms thereof, the Representative’s Warrant Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Procopio, Cory, Hargreaves & Savitch LLP

Procopio, Cory, Hargreaves & Savitch LLP